As filed with the Securities and Exchange Commission on February 26, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0701774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 W. Parkwood Ave, Suite 400 Friendswood, Texas	77546
(Address of Principal Executive Offices)	(Zip Code)

Castle Biosciences, Inc. 2019 Equity Incentive Plan
Castle Biosciences, Inc. 2019 Employee Stock Purchase Plan
(Full titles of the plans)
Derek J. Maetzold
President and Chief Executive Officer
Castle Biosciences, Inc.
1500 W. Parkwood Ave, Suite 400
Friendswood, Texas 77546
(866) 788-9907
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Thomas A. Coll, Esq. Carlos Ramirez, Esq. Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Castle Biosciences, Inc. (the “Registrant”) for the purpose of registering (i) an additional 1,484,315 shares of the Registrant’s Common Stock, $0.001 par value per share (“Common Stock”), under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”), pursuant to the provisions of the 2019 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2019 Plan, and (ii) 296,863 additional shares of Common Stock under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) pursuant to the provisions of the 2019 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2019 ESPP, in each case on January 1, 2026.

INCORPORATION OF DOCUMENTS BY REFERENCE
This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.
The Registrant previously registered shares of its Common Stock for issuance under the 2019 Plan and 2019 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2019 (File No. 333-232884), March 10, 2020 (File No. 333-237062), March 11, 2021 (File No. 333-254179), February 28, 2022 (File No. 333-263094), February 28, 2023 (File No. 333-270141), February 28, 2024 (File No. 333-277472) and February 27, 2025 (File No. 333-285331). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 23, 2025.
4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 8, 2025.
4.3
Form of Common Stock Certificate of the Registrant. incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232369), originally filed with the SEC on June 26, 2019, as amended.

5.1*	Opinion of Cooley LLP.
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1*	Power of Attorney. Reference is made to the signature page hereto.
99.1
Castle Biosciences, Inc. 2019 Equity Incentive Plan, incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-232884), filed with the SEC on July 29, 2019.

99.2
Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the 2019 Plan, incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232369), as amended, originally filed with the SEC on June 26, 2019.

99.3
Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2019 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q, filed with SEC on November 9, 2020.

99.4
Castle Biosciences, Inc. 2019 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232369), as amended, originally filed with the SEC on June 26, 2019.

107*	Filing Fee Table
__________________________________
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Friendswood, State of Texas, on February 26, 2026.

CASTLE BIOSCIENCES, INC.

By:	/s/ Derek J. Maetzold
Derek J. Maetzold
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek J. Maetzold and Frank Stokes, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Derek J. Maetzold	President, Chief Executive Officer and Director	February 26, 2026
Derek J. Maetzold	(Principal Executive Officer)

/s/ Frank Stokes	Chief Financial Officer	February 26, 2026
Frank Stokes	(Principal Financial and Accounting Officer)

/s/ Daniel M. Bradbury	Chairperson of the Board of Directors	February 26, 2026
Daniel M. Bradbury

/s/ Kimberlee S. Caple	Member of the Board of Directors	February 26, 2026
Kimberlee S. Caple

/s/ G. Bradley Cole	Member of the Board of Directors	February 26, 2026
G. Bradley Cole

/s/ Rodney Cotton	Member of the Board of Directors	February 26, 2026
Rodney Cotton

/s/ Ellen Goldberg	Member of the Board of Directors	February 26, 2026
Ellen Goldberg

/s/ Miles D. Harrison	Member of the Board of Directors	February 26, 2026
Miles D. Harrison

/s/ Tiffany P. Olson	Member of the Board of Directors	February 26, 2026
Tiffany P. Olson